Exhibit 11.1

Consent of Independent Auditors

To the Members of

One Chestnut Partners LLC

We hereby consent to the use in this Offering Statement on Form 1-A of our report dated June 16, 2022, relating to the financial statement of One Chestnut Partners LLC as of April 11, 2022, which appears in such Offering Statement.

We also consent to the reference to our firm under the heading ‘Experts’ in such Offering Statement.

New York, New York

November 22, 2022

Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities. © 2020-2022 Baker Tilly US, LLP

Consent of Independent Auditors

To the Members of

One Chestnut Realty LLC

We hereby consent to the use in this Offering Statement on Form 1-A of our report dated June 16, 2022, relating to the financial statements of One Chestnut Realty LLC as of and for the years ended December 31, 2021 and 2020, which appears in such Offering Statement.

We also consent to the reference to our firm under the heading ‘Experts’ in such Offering Statement.

New York, New York

November 22, 2022

Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities. © 2020-2022 Baker Tilly US, LLP